PRESS RELEASE


                            UNITED COMMUNITY BANCORP
                         ANNOUNCES ANNUAL MEETING DATE


Lawrenceburg, Indiana - October 3, 2006 - United Community Bancorp (Nasdaq Global Market: "UCBA") announced today that the United Community Bancorp Annual Meeting of Stockholders will be held at 9:30 a.m., local time, on Thursday, November 16, 2006 at the Dearborn Adult Center, 311 W. Tate Street, Lawrenceburg, Indiana.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates five offices in Dearborn County, Indiana.


CONTACT:

United Community Bancorp
William F. Ritzmann, 812-537-4822